QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	1-11316 (Commission File Number)	38-3041398 (I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Address and telephone number of Registrant)

Item 5. Other Events.

        On March 8, 2004, Omega Healthcare Investors, Inc. ("Omega") issued a press release announcing that it had entered into firm commitments with Bank of America, N.A., Deutsche Bank AG and UBS Loan Finance, LLC to obtain a new $125 million revolving senior credit facility. A copy of Omega's press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 7. Exhibits.

99.1	Press Release dated March 8, 2004 relating to commitments for new $125 million revolving senior credit facility.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
	By:	/s/ C. TAYLOR PICKETT
	Name:	C. Taylor Pickett
	Title:	Chief Executive Officer
Dated: March 8, 2004

QuickLinks

SIGNATURES